As filed with the Securities and Exchange Commission on September 9, 2022
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SMILEDIRECTCLUB, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	83-4505317 (I.R.S. Employer Identification Number)
414 Union Street
Nashville, Tennessee 37219
(800) 848-7566
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Katzman
Chief Executive Officer
SmileDirectClub, Inc.
414 Union Street
Nashville, Tennessee 37219
(800) 848-7566
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
David J. Goldschmidt, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
(212) 735-3000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement as determined by the registrant.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.
Subject to Completion, dated September 9, 2022

Prospectus
$400,000,000
SmileDirectClub, Inc.
Debt Securities
Preferred Stock
Class A Common Stock
Warrants
Subscription Rights
SmileDirectClub, Inc. may offer from time to time (i) unsecured senior or subordinated debt securities, (ii) preferred stock, (iii) Class A common stock, (iv) warrants to purchase debt securities, preferred stock or Class A common stock, or (v) subscription rights to purchase debt securities, preferred stock or Class A common stock described in this prospectus in one or more offerings. The securities we may offer may be convertible into or exercisable or exchangeable for other securities. We may offer the securities separately or together, in separate classes or series and in amounts, at prices and on terms that will be determined at the time the securities are offered. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $400,000,000.
We will provide the terms of these securities in supplements to this prospectus.
In addition, selling stockholders to be named in a prospectus supplement may offer shares of our Class A common stock from time to time.
To the extent that any selling stockholder resells any securities, the selling stockholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholder and the terms of the securities being offered.
You should read this prospectus and any prospectus supplement before you invest.
Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “SDC”. If we decide to seek a listing of any debt securities, preferred stock or warrants offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.
Our principal office is located at 414 Union Street, Nashville, Tennessee 37219. Our telephone number is (800) 848-7566.
Investing in our securities involves risk. See “Risk Factors” beginning on page 2 and the documents incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is ____ , 2022

    i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we and/or the selling stockholders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and/or the selling stockholders may offer. We will provide the terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” on page 4.
As used in this prospectus, “SmileDirectClub,” “the Company,” “we,” “our,” “ours,” and “us” refer to SmileDirectClub, Inc. and its consolidated subsidiaries, and “our board of directors” refers to the board of directors of SmileDirectClub, Inc., except where the context otherwise requires or as otherwise clearly indicated.
SMILEDIRECTCLUB
SmileDirectClub, Inc. is an oral care company and the creator of the first medtech platform for teeth straightening. Through our cutting-edge teledentistry technology and vertically integrated model, we are revolutionizing the oral care industry, from clear aligner therapy to our affordable, premium oral care product line. Our mission is to democratize access to a smile each and every person loves by making it affordable and convenient for everyone. We are headquartered in Nashville, Tennessee.
Our vertically integrated model enables us to solve critical problems around cost, convenience, and access to care. We offer professional-level service and high-quality clear aligners generally at a cost of $2,050, up to 60% less than traditional orthodontic solutions. We achieve these cost savings while maintaining high quality by removing the overhead cost of multiple in-person doctor visits and managing the entire member experience, all the way from marketing to aligner manufacturing, fulfillment, treatment by a member’s doctor, and monitoring through completion of their treatment, which is enabled by our proprietary teledentistry platform, SmileCheck. These efficiencies enable us to pass the cost savings directly to our members and allow doctors to focus on what matters most: providing convenient access to excellent clinical care. To further democratize access to care, we offer our members the option of paying the entire cost of their treatment upfront or enrolling in our financing program, SmilePay, a convenient monthly payment plan. We also accept insurance and as of June 30, 2022, are in-network with UnitedHealthcare, Aetna, Anthem, BlueShield, Capital Blue Cross, Dominion National, and MetLife, among others.
Our member journey starts with three convenient options: a member visits a dentist office within our expanding Partner Network, books an appointment to take a free, in-person 3D oral image at any of our permanent SmileShops or popup locations across the U.S., Puerto Rico, Canada, Australia, United Kingdom, France and Ireland or requests an easy to use, doctor-prescribed impression kit online, which we mail directly to the member’s door. Using the image or impression, along with the other information collected from the member, we create a draft custom treatment plan that demonstrates how the member’s teeth will move during treatment. Next, via SmileCheck, an appropriately licensed doctor within our network reviews the information collected from the member, and determines if the member is appropriate for treatment and if so finalizes and approves the member's treatment plan. If the member is a good candidate for clear aligners, the member has the opportunity to review a 3D rendering of how his or her teeth will move over time and, if the member decides to purchase, the licensed doctor issues the prescription for treatment and the manufacturing of the aligners. We then manufacture and ship the aligners directly to the member. The treating doctor monitors the member’s progress, requests additional information and/or clearances from the member, and communicates seamlessly with the member over the course of treatment through SmileCheck. Upon completion of treatment, a majority of our members purchase retainers every six months to prevent their teeth from relapsing to their original position. We also offer a growing suite of ancillary oral care products, such as whitening kits, toothbrushes, toothpaste, a water flosser, SmileSpa and a variety of other ancillary oral care products to maintain a perfect smile.
RISK FACTORS
You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Reports on Form 10-Q for the periods ended March 31, 2022, and June 30, 2022, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More

Information” in this prospectus. You should also carefully review the cautionary statement in this prospectus referred to under “Special Note Regarding Forward-Looking Statements.”
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, and other statements that SmileDirectClub may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to SmileDirectClub’s future financial or business performance, strategies or expectations. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases.
SmileDirectClub cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and SmileDirectClub assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.
SmileDirectClub has previously disclosed risk factors in its SEC reports. These risk factors and those identified elsewhere in this prospectus, including in any accompanying prospectus supplement, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include:
•our ability to effectively manage our core growth initiatives;
•our ability to effectively execute our business strategies, implement new initiatives, and improve efficiency;
•our sales and marketing efforts;
•our manufacturing capacity and performance and our ability to reduce the per unit production cost of our clear aligners;
•our ability to obtain regulatory approvals for any new or enhanced products;
•our estimates regarding revenues, expenses, capital requirements, and needs for additional financing;
•our ability to effectively market and sell, consumer acceptance of, and competition for our clear aligners in new markets;
•our relationships with retail partners and insurance carriers;
•our research, development, commercialization, and other activities and projected expenditures;
•changes or errors in the methodologies, models, assumptions, and estimates we use to prepare our financial statements, make business decisions, and manage risks;
•our current business model is dependent, in part, on current laws and regulations governing remote healthcare and the practice of dentistry, and changes in those laws, regulations, or interpretations that are inconsistent with our current business model could have a material adverse effect on our business;
•our relationships with our freight carriers, suppliers, and other vendors;
•our ability to maintain the security of our operating systems and infrastructure (e.g., against cyberattacks);
•the adequacy of our risk management framework;
•our cash needs, including with respect to our debt services requirements, and ability to raise additional capital, if needed;
•our ability to remain in compliance with our debt covenants;

•our intellectual property position;
•our exposure to claims and legal proceedings;
•our ability to manage the COVID-19 pandemic, including the protracted duration of COVID-19 and the potential resurgence of COVID-19 infections, through voluntary and regulatory containment measures and the related impacts on our business;
•our ability to gauge the impact of COVID-19 and related potential disruptions to the operations of our suppliers, freight carriers and retail partners, including social and economic constraints, tariffs and trade barriers, facilities closures, labor instability, and capacity reduction; and
•our ability to manage macroeconomic pressures and increasing inflation on our core customer.
You should carefully read the risk factors described in “Risk Factors” in the documents incorporated by reference in this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act, under which we file annual, quarterly and special reports, proxy statements and other information with the SEC. We make available through our website at http://www.smiledirectclub.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed or furnished to the SEC. The information provided on our website is not part of this prospectus supplement and, therefore, is not incorporated herein by reference. Our SEC filings are also available to the public on the SEC’s website at www.sec.gov.
We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this prospectus from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this prospectus relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:
•Our Annual Report on Form 10-K for the year ended December 31, 2021;
•Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, and June 30, 2022;
•Our Current Reports on Form 8-K filed April 28, 2022, May 31, 2022, June 6, 2022, and July 25, 2022;
•Portions of our definitive Proxy Statement on Schedule 14A filed April 22, 2022  (excluding any portions that were not incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021); and
•The description of our common stock contained in Exhibit 4.3 to the Form 10-K for the year ended December 31, 2021 and including any amendments or reports filed for the purpose of updating such description.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. You should direct requests for documents by writing to:
SmileDirectClub, Inc.
414 Union Street
Nashville, Tennessee 37219
Tel.: (800) 848-7566
Attention: Corporate Secretary
No person is authorized to give any information or represent anything not contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.
USE OF PROCEEDS
Unless otherwise specified in connection with a particular offering of securities, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe such purpose in the related prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling security holder.
DESCRIPTION OF DEBT SECURITIES
We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee to be named in the applicable indenture. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.
The aggregate principal amount of debt securities that may be issued under the indenture is $400,000,000. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:
•the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;
•any applicable subordination provisions for any subordinated debt securities;
•the maturity date(s) or method for determining same;
•the interest rate(s) or the method for determining same;
•the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;
•whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;
•redemption or early repayment provisions;
•authorized denominations;
•if other than the principal amount, the principal amount of debt securities payable upon acceleration;
•place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;
•the form or forms of the debt securities of the series including such legends as may be required by applicable law;
•whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;
•whether the debt securities are secured and the terms of such security;
•the amount of discount or premium, if any, with which the debt securities will be issued;
•any covenants applicable to the particular debt securities being issued;
•any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;
•the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;
•the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;
•the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

•our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
•any restriction or conditions on the transferability of the debt securities;
•provisions granting special rights to holders of the debt securities upon occurrence of specified events;
•additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;
•provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and
•any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).
General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.
We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.
Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.
2026 Convertible Senior Notes
The Company has $747,500,000 principal amount 0.00% Convertible Senior Notes due 2026 (the “Notes”) outstanding as of June 30, 2022. The Notes were issued and governed by an indenture, dated February 9, 2021 (the

“Indenture”), between the Company and Wilmington Trust, National Association, as trustee. The Notes will mature on February 1, 2026, unless earlier repurchased, redeemed or converted. The Notes do not bear regular interest, and the principal amount of the Notes will not accrete.
The initial conversion rate for the Notes is 55.3710 shares of the Company's Class A Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $18.06 per share of Class A Common Stock. The initial conversion price of the Notes represented a premium of approximately 40% over the last reported sale of $12.90 per share of the Company's Class A Common Stock on February 4, 2021. The conversion rate and conversion price are subject to customary adjustments upon the occurrence of certain events in accordance with the terms of the Indenture.
The Notes are the Company’s senior, unsecured obligations and are (i) equal in right of payment with the Company’s existing and future senior, unsecured indebtedness; (ii) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Notes; (iii) effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including the Company’s trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.
The Company may, at its option, redeem some of the Notes, in whole or in part, at the applicable redemption price as set forth in the Indenture.
If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest, if any. The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s Class A common stock.
The Notes have customary provisions relating to the occurrence of an “Event of Default” (as defined in the Indenture), which include the following: (i) a default by the Company in the payment when due (whether at maturity, upon redemption or repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any Note (ii) a default by the Company for 30 days in the payment when due of special interest, if any, on any Note; (iii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iv) a default by the Company in its obligation to convert a Note in accordance with the Indenture upon the exercise of the conversion right with respect thereto, if such default is not cured within three business days after its occurrence; (v) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (vi) a default by the Company in its other obligations or agreements under the Indenture or the Notes (other than a default set forth in clauses (i), (ii), (iii), (iv) or (v) above) if such default is not cured or waived within 60 days after written notice is given in accordance with the Indenture; (vii) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $50,000; and (viii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of the Company’s significant subsidiaries.
If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid special interest, if any, on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by written notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid special interest, if any, on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 180 days at a specified rate per annum not exceeding 0.50% on the principal amount of the Notes.
DESCRIPTION OF CAPITAL STOCK
The following description of certain terms of our capital stock does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation, as amended and our amended and restated by-laws. For more information on how you can obtain our amended and restated certificate of incorporation and amended and restated by-laws, see “Where You Can Find More Information” on page 4. We urge you to read our amended and restated certificate of incorporation, as amended, and amended and restated by-laws in their entirety.
General
Our amended and restated certificate of incorporation provides that we are authorized to issue 2,000,000,000 shares of Class A common stock, par value $0.0001 per share, of which 121,191,165 shares were issued and outstanding as of September 7, 2022, 500,000,000 shares of Class B common stock, par value $0.0001 per share, of which 268,823,501 shares were issued and outstanding as of September 7, 2022, and 100,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares were outstanding as of September 7, 2022. All shares of the Company’s capital stock are in uncertificated form.
Preferred Stock
The following description of certain terms of the preferred stock does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation and the certificate of designations that relates to the particular series of preferred stock, which has been or will be filed with the SEC at or prior to the time of the sale of the related preferred stock. Certain terms of any series of preferred stock offered by any prospectus supplement will be set forth in the certificate of designations, and summarized in the prospectus supplement, relating to such series of preferred stock. If so indicated in the prospectus supplement, the terms of any such series may differ from the terms set forth below. If there are differences between the prospectus supplement relating to a particular series and this prospectus, the prospectus supplement will control. For more information on how you can obtain our amended and restated certificate of incorporation and any applicable certificate of designations, see “Where You Can Find More Information” on page 4. We urge you to read our amended and restated certificate of incorporation and any applicable certificate of designations in their entirety.
The board of directors is authorized to provide for the issuance of shares of preferred stock in one or more classes or series, to establish from time to time the number of shares to be included in such class or series, and to fix the designations, the powers (including voting powers) (if any), preferences and relative, participating, optional or other special rights of the shares of each such class or series and the qualifications, limitations and restrictions thereon. The authority of the board of directors with respect to each class or series shall include, but not be limited to, determination of the following:
•the designation of the series;
•the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);
•whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;
•the dates at which dividends, if any, will be payable;
•the redemption or repurchase rights and price or prices, if any, for shares of the series;
•the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
•the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;
•whether the shares of the series will be convertible into shares of any other class or series, or any other security, of us or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;
•restrictions on the issuance of shares of the same series or of any other class or series; and
•the voting rights, if any, of the holders of the series.
Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full, and we may not require them to pay additional funds.

The terms of any class or series of preferred stock we offer will be set forth in a certificate of designations and summarized in the applicable prospectus supplement. The description in the applicable prospectus supplement of any class or series of preferred stock we offer will not necessarily be complete and will be qualified in its entirety by reference to our certificate of incorporation, any applicable certificate of designations (which will be filed with the SEC if we offer preferred stock) and our by-laws. For more information on how you can obtain copies of our certificate of incorporation, any applicable certificate of designations and our by-laws, see "Where You Can Find More Information" beginning on page 4 of this prospectus. We urge you to read our certificate of incorporation and by-laws, any applicable certificate of designations and any applicable prospectus supplement in their entirety.
Class A common stock and Class B common stock
The following description of certain rights of our common stock does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated by-laws.
Voting Rights. The holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Holders of our Class B common stock are entitled to ten votes on each share held on all matters submitted to a vote of stockholders. The holders of our Class A common stock and Class B common stock do not have cumulative voting rights in the election of directors. Upon the earlier of (i) the ten-year anniversary of the consummation of our initial public offering (‘‘IPO’’) or (ii) the date on which the shares of Class B common stock held by the Voting Group, as defined in our Final Prospectus filed with the Securities and Exchange Commission on September 13, 2019 (the “Final IPO Prospectus”), and their permitted transferees represent less than 15% of the Class B common stock held by the Voting Group and their permitted transferees as of immediately following the consummation of the IPO, each share of Class B common stock will entitle its holder to one vote per share on all matters to be voted upon by stockholders generally.
Dividends and Liquidation Rights. Holders of shares of our Class A common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our Class A common stock will be entitled to receive pro rata our remaining assets available for distribution. The shares of Class B common stock have no economic rights. Holders of shares of our Class B common stock do not have any rights to receive dividends or, except as otherwise required by applicable law, to receive a distribution upon a liquidation, dissolution or winding up of the Company.
Miscellaneous. All shares of our Class A common stock and Class B common stock outstanding are fully paid and non-assessable. The Class A and Class B common stock are not subject to further calls or assessments by us. Holders of shares of our Class A and Class B common stock do not have preemptive, subscription, redemption or conversion rights. There is no redemption or sinking fund provisions applicable to the Class A or Class B common stock. Subject to the terms and conditions of the Seventh Amended and Restated Limited Liability Agreement of SDC Financial, Class B common stockholders who are members of SDC Financial will have the right to exchange their LLC Units (with automatic cancellation of an equal number of shares of Class B common stock) for shares of our Class A common stock on a one-for-one basis, subject to customary adjustments for stock splits, stock dividends, reclassifications, and other similar transactions, or for cash (based on the market price of the shares of Class A common stock), with the form of consideration determined by the Company in its sole discretion.
Listing. Our Class A common stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “SDC.” The Class B common stock is not listed on a securities exchange.
Transfer Agent and Registrar. The transfer agent and registrar for our Class A common stock is American Stock Transfer Trust Company, LLC.
Anti-Takeover Considerations
The Delaware General Corporation Law, our certificate of incorporation and our by-laws contain provisions which could serve to discourage or to make more difficult a change in control of us without the support of our board of directors or without meeting various other conditions.

Extraordinary Corporate Transactions
Delaware law provides that the holders of a majority of the shares entitled to vote must approve any fundamental corporate transactions such as mergers, sales of all or substantially all of a corporation’s assets, dissolutions, etc.
State Takeover Legislation
Section 203 of the Delaware General Corporation Law, in general, prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless (a) prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or (c) at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting, and not by written consent, of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. The restrictions of Section 203 of the Delaware General Corporation Law do not apply to certain business combinations or to corporations that have elected, in the manner provided therein, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. We have elected to be governed by Section 203 of the Delaware General Corporation Law at all times at which the Voting Group owns at least 15% of the shares of Class B common stock the Voting Group owned at the consummation of the IPO. The Company will not be governed Section 203 of the DGCL at any time at which the Voting Group owns less than 15% of the shares of Class B common stock the Voting Group owned at the consummation of the IPO.
Rights of Dissenting Stockholders
Delaware law does not afford appraisal rights in a merger transaction to holders of shares that are either listed on a national securities exchange or held of record by more than 2,000 stockholders, provided that such shares are converted into stock of the surviving corporation or another corporation, which corporation in either case must also be listed on a national securities exchange or held of record by more than 2,000 stockholders. In addition, Delaware law denies appraisal rights to stockholders of the surviving corporation in a merger if the surviving corporation’s stockholders were not required to approve the merger.
Stockholder Action

Delaware law provides that, unless otherwise stated in the certificate of incorporation, any action which may be taken at an annual meeting or special meeting of stockholders may be taken without a meeting, if a consent in writing is signed by the holders of the outstanding stock having the minimum number of votes necessary to authorize the action at a meeting of stockholders. Our amended and restated certificate of incorporation provides that if the Voting Group beneficially owns, in the aggregate, at least 30% of the total voting power of all the then-outstanding shares of stock of the Company entitled to vote generally in the election of directors, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting if a consent or consents in writing is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted. If the Voting Group beneficially owns, in the aggregate, less than 30% of the total voting power of all the then-outstanding shares of stock of the Company entitled to vote generally in the election of directors, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent of stockholders in lieu of a meeting unless such action is unanimously recommended by our board of directors. Our amended and restated certificate of incorporation permits stockholder action by written consent with respect to matters to be voted on solely by the holders of Class B common stock or preferred stock, if any, voting separately as a class, if a consent or consents in writing is signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Meetings of Stockholders
Our amended and restated certificate of incorporation provides that special meetings of the stockholders may be called at any time only by or at direction of the board of directors or the chairman of the board of directors. No stockholder may call a special meeting, except for a stockholder who is also the chairman of the board of directors.

Cumulative Voting
Delaware law permits stockholders to cumulate their votes and either cast them for one candidate or distribute them among two or more candidates in the election of directors only if expressly authorized in a corporation’s certificate of incorporation. Our certificate of incorporation does not authorize cumulative voting.
Removal of Directors
Delaware law provides that, except in the case of a classified board of directors or where cumulative voting applies, a director, or the entire board of directors, of a corporation may be removed, with or without cause, by the affirmative vote of a majority of the shares of the corporation entitled to vote at an election of directors.
Our amended and restated certificate of incorporation provides that any or all of the directors may be removed, but only for cause, by the holders of a majority of the votes of capital stock then entitled to vote in the election of directors at a meeting of stockholders called for that purpose.
Vacancies
Delaware law provides that vacancies and newly created directorships resulting from a resignation or any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, unless the governing documents of a corporation provide otherwise.
Our amended and restated by-laws provide that (i) newly created directorships resulting from an increase in the number of directors may be filled by the vote of a majority of the directors then in office, provided that a quorum is present, and (ii) vacancies occurring on the board of directors for any other reason, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.
No Preemptive Rights
Holders of Class A common stock do not have any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that we may issue in the future.
Board Term
Our amended and restated certificate of incorporation provides that our board of directors be divided into three classes, with the classes as nearly equal in number as possible and each class serving three-year staggered terms.
DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, preferred stock or Class A common stock. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.
The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:
•the title of the warrants;
•the aggregate number of warrants offered;
•the designation, number and terms of the debt securities, preferred stock or Class A common stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;
•the exercise price of the warrants;
•the dates or periods during which the warrants are exercisable;
•the designation and terms of any securities with which the warrants are issued;

•if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•any minimum or maximum amount of warrants that may be exercised at any one time;
•any terms relating to the modification of the warrants;
•any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and
•any other specific terms of the warrants.
The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.
DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase debt securities, preferred stock or Class A common stock. These subscription rights may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:
•the price, if any, for the subscription rights;
•the exercise price payable for each share of debt securities, preferred stock or Class A common stock upon the exercise of the subscription rights;
•the number of subscription rights issued to each stockholder;
•the number and terms of the shares of debt securities, preferred stock or Class A common stock which may be purchased per each subscription right;
•the extent to which the subscription rights are transferable;
•any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.
The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we offer subscription rights, see “Where You Can Find More Information” on page 4. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

SELLING STOCKHOLDERS
Selling stockholders are persons or entities that, directly or indirectly, have acquired, or will from time to time acquire from us, shares of Class A common stock in various private transactions. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each of the selling stockholders and the number of shares of our Class A common stock beneficially owned by such selling stockholders that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.
PLAN OF DISTRIBUTION
We or the selling securityholders may sell the securities being offered hereby in one or more of the following ways from time to time:
•to underwriters for resale to purchasers;
•directly to purchasers;
•through agents or dealers to purchasers; or
•through a combination of any of these methods.
In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.
LEGAL MATTERS
Unless otherwise specified in connection with the particular offering of any securities, the validity of the securities offered by this prospectus will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.
EXPERTS
The consolidated financial statements of SmileDirectClub, Inc. appearing in SmileDirectClub, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2021, and the effectiveness of SmileDirectClub, Inc.’s internal control over financial reporting as of December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution
The following table sets forth the estimated expenses (all of which will be borne by the registrant unless otherwise provided in the applicable prospectus supplement) incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (if any). All of the amounts shown are estimates, except the SEC registration fee.
SEC registration fee    $37,080
Rating agency fees    **
Trustee fees and expenses    **
Printing and distributing    **
Legal fees and expenses    **
Accounting fees and expenses    **
Miscellaneous        **
Total    $**
*    Deferred in reliance on Rule 456(b) and 457(r).
**    These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.
Item 15.    Indemnification of Directors and Officers
Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, none of our directors will be liable to us or our stockholders for monetary damages for the breach of his or her fiduciary duty as a director. Under the Delaware General Corporation Law, this provision does not eliminate or limit the liability of any director if a judgment or other final adjudication establishes that his or her acts or omissions constituted a breach of his or her duty of loyalty to us or our stockholders or were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained a material profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 174 of the Delaware General Corporation Law.
As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his duty of care. Although stockholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director, stockholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.
Our amended and restated by-laws provide that we will indemnify, to the fullest extent permitted by the Delaware General Corporation Law, any person who was or is a party to any threatened, pending, or completed action, suit or proceeding because he or she is or was a director or officer of ours, or is or was serving at our request as a director or officer of another corporation, partnership or other enterprise. The amended and restated by-laws provide that indemnification will be from and against expenses, judgments, fines and amounts paid in settlement by the director or officer.
In connection with an offering of the securities registered hereunder, the registrant may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the registrant against certain liabilities, including liabilities under the Securities Act of 1933.

We are also party to indemnification agreements with each of our directors and executive officers and maintain directors’ and officers’ insurance. These indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlement or damage awards against our directors or officers.
See also the undertakings set out in response to Item 17 herein.
Item 16.    Exhibits and Financial Statement Schedules.
The following is a list of all exhibits filed as a part of this registration statement on Form S-3.

Exhibit No.	Description of Exhibits
1.1*	Form of Underwriting Agreement.
3.1	Amended and Restated Certificate of SmileDirectClub, Inc. (incorporated by reference to Exhibit 3.1 to the registrant’s 8-K filed on September 17, 2019).
3.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 to the registrant’s 8-K filed on September 17, 2019).
3.3*	Form of Certificate of Designations with respect to any preferred stock issued hereunder.
4.1	Form of Indenture for debt securities between the registrant and the trustee to be named therein.
4.2*	Form of Warrant Agreement (including form of Warrant Certificate).
4.3*	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate).
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature pages hereto).
25.1**	Statement of Eligibility on Form T-1 of trustee under the Indenture.
107	Filing Fee Table
*    To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.
**    To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.
Item 17.    Undertakings.
(a) The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b) (2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee on September 9, 2022.
SMILEDIRECTCLUB, INC.
By:    /s/ David Katzman
    Name:    David Katzman
    Title:    Chief Executive Officer
        and Director
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Katzman, Troy Crawford and Susan Greenspon Rammelt, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him or her and his or her name, place and stead, in any and all capacities to sign the registration statement on Form S-3 to be filed in connection with the offerings of securities of SmileDirectClub, Inc. and any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ David Katzman	Chief Executive Officer and Chairman (Principal Executive Officer)	September 9, 2022
David Katzman
/s/ Troy Crawford	Chief Financial Officer (Principal Financial & Accounting Officer)	September 9, 2022
Troy Crawford
/s/ Steven Katzman	Chief Operating Officer and Director	September 9, 2022
Steven Katzman
/s/ Jordan Katzman	Director	September 9, 2022
Jordan Katzman
/s/ Alexander Fenkell	Director	September 9, 2022
Alexander Fenkell
/s/ Susan Greenspon Rammelt	Chief Legal Officer, EVP, Business Affairs, Secretary and Director	September 9, 2022
Susan Greenspon Rammelt
/s/ Alex Dimitrief	Director	September 9, 2022
Alex Dimitrief
/s/ Richard F. Wallman	Director	September 9, 2022
Richard F. Wallman
/s/ Edward W. Ward, III	Director	September 9, 2022
Edward W. Ward, III
/s/ Linda Williams	Director	September 9, 2022
Linda Williams